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                                                                    EXHIBIT 23.1





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-56656, No. 33-56544, No. 33-55230, No. 33-84506,
No. 33-84508 and No. 33-95598) of John Alden Financial Corporation of our report dated March 20, 1998, except as to Note 7, which is dated as of July 29, 1998, appearing on page F-2 of the Annual Report on Form 10-K/A No. 2 for the year ended December 31, 1997.



/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

Miami, Florida
July 29, 1998